CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 33-18647 and 811-5398) of AllianceBernstein Variable Products Series Fund, Inc., and to the use of our reports dated February 6, 2006 on the the AllianceBernstein Americas Government Income, AllianceBernstein Balanced Shares, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Global Bond, AllianceBernstein Global Dollar Government, AllianceBernstein Global Research Growth, AllianceBernstein Global Technology, AllianceBernstein Growth, AllianceBernstein Growth and Income, AllianceBernstein High Yield, AllianceBernstein International Growth, AllianceBernstein International Research Growth, AllianceBernstein International Value, AllianceBernstein Large Cap Growth, AllianceBernstein Money Market, AllianceBernstein Real Estate Investment, AllianceBernstein Small Cap Growth, AllianceBernstein Small/Mid Cap Value, AllianceBernstein U.S. Government/High Grade Securities, AllianceBernstein U.S. Large Cap Blended Style, AllianceBernstein Utility Income, AllianceBernstein Value and AllianceBernstein Wealth Appreciation Strategy Portfolios, which are incorporated by reference in this Registration Statement of AllianceBernstein Variable Products Series Fund, Inc.

                                                       ERNST & YOUNG LLP


New York, New York
April 25, 2006